UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2021

Bioventus Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-37844	81-0980861
(Commission File Number)	(IRS Employer Identification No.)

4721 Emperor Boulevard, Suite 100 Durham, North Carolina	27703
(Address of principal executive offices)	(Zip Code)

(919) 474-6700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common Stock, $0.001 par value per share	BVS	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

On July 29, 2021, Bioventus Inc., a Delaware corporation (“Bioventus”), Oyster Merger Sub I, Inc., a Delaware corporation, and a direct, wholly owned subsidiary of Bioventus (“Merger Sub I”), Oyster Merger Sub II, LLC, a Delaware limited liability company, and a direct, wholly owned subsidiary of Bioventus (“Merger Sub II”) and Misonix, Inc., a Delaware corporation (“Misonix”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the Merger Agreement, and subject to the satisfaction or waiver of the conditions specified therein, Merger Sub I shall be merged with and into Misonix, with Misonix surviving as a wholly owned subsidiary of Bioventus (the “First Merger”) and following the First Merger, Misonix shall be merged with and into Merger Sub II, with Merger Sub II surviving as Misonix, LLC (the “Second Merger” and together with the First Merger, the “Mergers”). Capitalized terms used herein but not defined shall have the respective meanings assigned to them in the Merger Agreement.

The board of directors of each of Bioventus and Misonix has unanimously approved the Merger Agreement and the transactions contemplated thereby.

Merger Consideration

At the effective time of the First Merger (the “First Effective Time”), each share of common stock, par value $0.0001 per share, of Misonix (“Misonix Common Stock”) issued and outstanding immediately prior to the First Effective Time (other than the shares that are owned by Bioventus, Misonix, Merger Sub I or Merger Sub II and shares of any dissenting holders who are entitled to and have properly asserted appraisal rights) will be converted into the right to receive, either an amount in cash equal to $28.00 or 1.6839 validly issued, fully paid and non-assessable shares of Class A common stock of Bioventus, $0.001 par value per share (each share, a “Bioventus Share”), based on the election of the holder thereof in accordance with the terms of the Merger Agreement.

Holders of Misonix Common Stock will have the right to elect to receive for each share of Misonix Common Stock they hold either (i) 1.6839 Bioventus Shares or (ii) $28.00. The maximum cash amount payable by Bioventus will be an amount equal to $10.50 multiplied by the number of outstanding shares of Misonix Common Stock shortly prior to the completion of the transaction. If the aggregate amount of cash elected to be received by holders of Misonix Common Stock exceeds the maximum cash amount, the number of shares of Misonix Common Stock electing to receive cash consideration will be reduced on a pro rata basis and the remainder of the shares of Misonix Common Stock will be paid the stock consideration of 1.6839 Bioventus Shares. If the aggregate amount of cash elected to be received by the holders of Misonix Common Stock is less than the maximum cash amount, all of the shares electing to receive cash consideration will receive the cash election consideration of $28.00 per share, the remaining excess cash consideration shall first be paid to shares of Misonix Common Stock that made no election, and thereafter (to the extent any excess cash consideration remains) to the shares of Misonix Common Stock electing to receive stock consideration. The balance of the merger consideration payable to holders of Misonix Common Stock after allocation and exhaustion of the foregoing aggregate cash consideration will be paid pro rata in the form of stock consideration of 1.6839 Bioventus Shares.

Treatment of Equity

The Merger Agreement provides that, at the First Effective Time, each outstanding option to purchase Misonix Common Stock (“Misonix Option”) held by an individual who, as of immediately after the First Effective Time, constitutes an “employee” of Parent within the meaning of Form S-8 (each an “Assumed Misonix Option”) will be assumed by Parent and converted into rights to purchase Bioventus Shares on the same terms and conditions that applied to the Assumed Misonix Options immediately prior to the First Effective time, provided that, the number of Bioventus Shares subject to each Assumed Misonix Option and the exercise price of each Assumed Misonix Option shall be adjusted by the Option Exchange Ratio (as defined in the Merger Agreement) and each Assumed Misonix Option will become fully vested immediately upon the First Effective Time. Effective as of the First Effective Time, each Misonix Option that is not an Assumed Misonix Option and that is outstanding and unexercised will be settled in cash immediately prior to the First Effective Time in accordance with the terms of the Merger Agreement.

Governance

The Merger Agreement provides that prior to the Effective Time, Bioventus will offer at least two members of the board of Misonix, mutually agreed by Bioventus and Misonix, the opportunity to join the Bioventus board of directors effective as of the First Effective Time.

Conditions to the Merger

The consummation of the Merger is subject to customary closing conditions, including (i) approval of the issuance of Bioventus Shares in connection with the First Merger by the stockholders of Bioventus, (ii) the adoption of the Merger Agreement by the stockholders of Misonix, (iii) the absence of any law or order by any governmental entity in effect that seeks to enjoin, make illegal, or prevent the consummation of the Merger, (iv) Nasdaq’s approval of the Bioventus Shares to be issued in the Merger being listed on the Nasdaq, (v) any waiting period applicable to the Mergers under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (“HSR Act”) has expired or been terminated, (vi) subject to certain materiality exceptions, the accuracy of certain representations and warranties of each of Bioventus and Misonix contained in the Merger Agreement and the compliance by each party with the covenants contained in the Merger Agreement, (vii) the absence of a material adverse effect with respect to each of Bioventus and Misonix and (viii) the registration statement registering the merger consideration becoming effective.

Certain Other Terms of the Merger Agreement

Bioventus, Misonix, Merger Sub I and Merger Sub II each made certain representations, warranties and covenants in the Merger Agreement, including, among other things, covenants by Bioventus and Misonix to conduct their businesses in the ordinary course during the period between the execution of the Merger Agreement and consummation of the Mergers, to refrain from taking certain actions specified in the Merger Agreement and to use reasonable best efforts to cause the conditions of the Merger to be satisfied. Subject to certain exceptions, the Merger Agreement also requires each of Bioventus and Misonix to call and hold stockholders’ meetings and requires the board of directors of each of Bioventus and Misonix to recommend approval of the transactions contemplated by the Merger Agreement.

Bioventus and Misonix are restricted from soliciting any acquisition proposals, or engaging in any discussions related to such proposals, although each party may engage in discussions related to a superior proposal subject to certain conditions.

Each party’s board of directors may change its recommendation to its stockholders in response to a superior proposal or an intervening event (each as defined in the Merger Agreement) (after giving the other party at least four business days’ to negotiate an alternative transaction) if the board of directors determines that the failure to take such action would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable law.

The Merger Agreement contains customary mutual termination rights for Bioventus and Misonix, including if the Mergers are not completed by January 31, 2022 (subject to automatic extension until March 31, 2022 if the only outstanding closing condition is approval under the HSR Act) and if either of the required stockholder approvals is not obtained. The Merger Agreement also contains customary termination rights for the benefit of each party, including (i) if the board of directors of the other party changes its recommendation and (ii) if the other party breaches its representations, warranties or covenants under the Merger Agreement in a way that would result in a failure of its condition to closing being satisfied (subject to certain procedures and cure periods). Under the Merger Agreement, Bioventus and Misonix will each be required to pay a termination fee of $20,661,000 to the other party if the Merger Agreement is terminated in certain circumstances, including if the respective party’s board changes its recommendation in connection with the Mergers. Additionally, Misonix may terminate the Merger Agreement if it enters into an alternative acquisition agreement with respect to a superior proposal and pays Bioventus the termination fee.

The foregoing summary does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

The Merger Agreement has been attached as an exhibit to this report to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Bioventus or Misonix or to modify or supplement any factual disclosures about Bioventus or Misonix in its public reports filed with the SEC. The Merger Agreement includes representations, warranties and covenants of Bioventus and Misonix made solely for the purposes of the Merger Agreement and which may be subject to important qualifications and limitations agreed to by Bioventus and Misonix in connection with the negotiated terms of the Merger Agreement. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to certain disclosures between the parties and a contractual standard of materiality different from those generally applicable to Bioventus’ or Misonix’s SEC filings. In addition, the representations and warranties were made for purposes of allocating risk among the parties to the Merger Agreement and should not be relied upon as establishing factual matters.

Voting and Support Agreements

On July 29, 2021, following the execution of the Merger Agreement, Bioventus entered into a Voting and Support Agreement (the “Misonix Support Agreement”) with each of Stavros G. Vizirgianakis, 1315 Capital, LLC, and SV Health Investors, LLC (together, the “Misonix Supporting Stockholders”). The Misonix Supporting Stockholders are collectively the beneficial owner of approximately 29.9% of the currently outstanding common stock of Misonix. Pursuant to the Misonix Support Agreement, the Misonix Supporting Stockholders have agreed, among other things, to vote each of their respective shares in favor of the adoption of the Merger Agreement and against any alternative proposal and against approval of any proposal made in opposition to, in competition with, or inconsistent with, the Merger Agreement, the Merger or any other transactions contemplated by the Merger Agreement.

The foregoing summary of the Misonix Support Agreement is subject to, and qualified in its entirety by, the full text of the form of Misonix Support Agreement, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On July 29, 2021, following the execution of the Merger Agreement, Misonix entered into a Voting and Support Agreement (the “Bioventus Support Agreement”) with each of EW Healthcare Partners Acquisition Fund, L.P., White Pine Medical, LLC (a subsidiary of EW Partners Acquisition Fund, L.P.), Smith & Nephew, Inc., Smith & Nephew USD Ltd and AMP-CF Holdings, LLC (together, the “Bioventus Supporting Stockholders”). Together, the Bioventus Supporting Stockholders are the beneficial owner of approximately 67.4% of the currently outstanding common stock of Bioventus. Pursuant to the Bioventus Support Agreement, the Bioventus Supporting Stockholders have agreed, among other things, to vote their shares (A) in favor of the issuance of the Bioventus Shares in connection with the First Merger and (B) against approval of any proposal made in opposition to, in competition with, or inconsistent with, the Merger Agreement, the Mergers or any other transactions contemplated by the Merger Agreement.

The foregoing summary of the Bioventus Support Agreement is subject to, and qualified in its entirety by, the full text of the form of Bioventus Support Agreement, a copy of which is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Lock Up Agreements

On July 29, 2021, in connection with execution of the Merger Agreement, each of the Bioventus Supporting Stockholders have entered into lock up agreements with Bioventus (the “Lock Up Agreement”) restricting the sale and transfer of the capital stock of Bioventus for a period of 90 or 180 days, subject to the terms of the Lock Up Agreement. The foregoing summary of the Lock Up Agreement is subject to, and qualified in its entirety by the full text of the form of Lock Up Agreement, a copy of which is attached here to as Exhibit 99.3 and is incorporated herein by reference.

Additional Information

In connection with the proposed transaction, Bioventus and Misonix plan to file with the Securities and Exchange Commission (the “SEC”) and mail or otherwise provide to their respective stockholders a joint proxy statement/prospectus and other relevant documents in connection with the proposed transaction. Before making a voting decision, Bioventus’ and Misonix’s stockholders are urged to read the joint proxy statement/prospectus and any other documents filed by each of Bioventus and Misonix with the SEC in connection with the proposed transaction or inco rporated by reference therein carefully and in their entirety when they become available because they will contain important information about Bioventus,

Misonix and the proposed transactions. Investors and stockholders may obtain a free copy of these materials (when they are available) and other documents filed by Bioventus and Misonix with the SEC at the SEC’s website at www.sec.gov, at Bioventus’ website at www.bioventus.com, at Misonix’s website at www.misonix.com or by sending a written request to Bioventus at 4721 Emperor Boulevard, Suite 100 Durham, North Carolina 27703, Attention: Investor Relations or by telephone at (919) 474-6700. The documents filed by Misonix with the SEC may be obtained free of charge at Misonix’s website at www.misonix.com or at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from Misonix by requesting them by mail at Misonix, Inc., 1938 New Highway, Farmingdale, New York 11735, Attention: Investor Relations, or by telephone at (631) 694-9555.

Participants in the Solicitation

This document does not constitute a solicitation of proxy, an offer to purchase or a solicitation of an offer to sell any securities. There will be no sale or purchase of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. Bioventus and Misonix and their respective directors, executive officers and certain other members of management and employees may be deemed to be participants in soliciting proxies from their respective stockholders in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of Bioventus’ and Misonix’s stockholders, respectively, in connection with the proposed transaction will be set forth in joint proxy statement/prospectus if and when it is filed with the SEC by Bioventus and Misonix. Security holders may obtain information regarding the names, affiliations and interests of Bioventus’ directors and officers in Bioventus’ Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which was filed with the SEC on March 26, 2021. Security holders may obtain information regarding the names, affiliations and interests of Misonix’s directors and officers in Misonix’s Annual Report on Form 10-K for the fiscal year ended June 30, 2020, which was filed with the SEC on September 3, 2020 and its definitive proxy statement for its 2021 annual meeting of stockholders, which was filed with the SEC on May 14, 2021. To the extent the holdings of Bioventus securities by Bioventus’ directors and executive officers or the holdings of Misonix’s securities by Misonix’s directors and executive officers have changed since the amounts set forth in Bioventus’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 or Misonix’s proxy statement for its 2021 annual meeting of stockholders, respectively, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding these individuals and any direct or indirect interests they may have in the proposed transaction will be set forth in the joint proxy statement/prospectus when and if it is filed with the SEC in connection with the proposed transaction, at Bioventus’ website at www.bioventus.com and at Misonix’s website at www.misonix.com.

Forward-Looking Statements

Certain statements contained in this filing may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the transaction and the ability to consummate the mergers. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties. Forward-looking statements speak only as of the date they are made, and Bioventus undertakes no obligation to update any of them publicly in light of new information or future events. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: (1) Bioventus and Misonix may be unable to obtain their respective requisite stockholder approvals as required for the proposed transaction; (2) conditions to the closing of the transaction may not be satisfied; (3) the transaction may involve unexpected costs, liabilities or delays; (4) the respective businesses of Bioventus and Misonix may suffer as a result of uncertainty surrounding the transaction; (5) the outcome of any legal proceedings related to the transaction; (6) Bioventus and Misonix may be adversely affected by other economic, business, and/or competitive factors; (7) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (8) the effect of the announcement of the transaction on the ability of Bioventus or Misonix to retain and hire key personnel and maintain relationships with customers, suppliers and others with whom Bioventus or Misonix does business, or on Bioventus’ or Misonix’s operating results and business generally; and (9) other risks to consummation of the transaction, including the risk that the transaction will not be consummated within the expected time period or at all. Additional factors that may affect the future results of Bioventus and Misonix are set forth in their respective filings with the SEC, including each of Bioventus’ and Misonix’s most recently filed Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC, which are available on the SEC’s website at www.sec.gov, specifically under the heading “Risk Factors.” The risks and uncertainties described above and in Bioventus’ most recent Quarterly Report on Form 10-Q and Misonix’s most recent Quarterly Report on Form 10-Q are not exclusive and further information concerning Bioventus and Misonix and their respective businesses, including factors that potentially could materially affect their respective businesses, financial condition or operating results, may emerge from time to time. Readers are urged to consider these factors carefully in evaluating these forward-looking statements, and not to place undue reliance on any forward-looking statements. Readers should also carefully review the risk factors described in other documents that Bioventus and Misonix file from time to time with the SEC. The forward-looking statements in these materials speak only as of the date of these materials. Except as required by law, Bioventus and Misonix assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of July 29, 2021, by and among Bioventus Inc., Oyster Merger Sub I, Inc., Oyster Merger Sub II, LLC and Misonix, Inc.*

99.1	Form of Misonix Support Agreement, dated as of July 29, 2021, by and between Bioventus Inc. and the Misonix Supporting Stockholders.

99.2	Form of Bioventus Support Agreement, dated as of July 29, 2021, by and between Misonix, Inc. and the Bioventus Supporting Stockholders.

99.3	Form of Lock Up Agreement, dated as of July 29, 2021, by and between Bioventus Inc. and certain stockholders.

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

The schedules to the Agreement and Plan of Merger have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. Registrant will furnish copies of such schedules to the Securities and Exchange Commission upon request by the Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOVENTUS INC.

Date: July 29, 2021	By:	/s/ Anthony D’Adamio
Anthony D’Adamio
Senior Vice President and General Counsel